Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ENTERTAINMENT DISTRIBUTION COMPANY MERGER SUB, INC.
WITH AND INTO
GLENAYRE TECHNOLOGIES, INC.
Pursuant to Section 253 of the General Corporation of Law of the State of Delaware
Glenayre Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Entertainment Distribution Company Merger Sub Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation:
First. The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is also incorporated pursuant to the DGCL.
Second. The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.
Third. The Board of Directors of the Company, by the following resolutions duly adopted on April 27, 2007, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:
     WHEREAS, Glenayre Technologies, Inc. (the “Company”) has formed Entertainment Distribution Company Merger Sub Inc., a Delaware corporation (the “Subsidiary”), as a wholly-owned subsidiary of the Company; and
     WHEREAS, the Board of Directors of the Company considers it to be in the best interests of the Company to approve and ratify the formation of the Subsidiary;
     WHEREAS, the Company, owns all of the outstanding shares of the capital stock of the Subsidiary; and
     WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;
     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby ratifies, confirms, authorizes and approves the formation of the Subsidiary under the name Entertainment Distribution Company Merger Sub Inc.; and be it
     FURTHER RESOLVED, that the Board of Directors of the Company hereby ratifies, confirms, authorizes and approves (i) the preparation, execution and filing of the necessary documentation to form the Subsidiary, including without limitation, a subscription agreement for capital stock of the Subsidiary and (iii) the taking of all such further actions and the executing of all such further documents, instruments and powers of attorney as may be advisable, necessary or required in order to carry out the intentions of these resolutions; and be it
     FURTHER RESOLVED, that all lawful and proper acts and things heretofore done by any director, officer, employee or agent of the Company, on or prior to the date hereof in connection with the transactions contemplated by the resolutions contained herein be, and the same hereby are, in all respects, ratified, confirmed, approved and adopted as acts on behalf of the Company; and be it
     FURTHER RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the “Effective Time”), the Subsidiary shall be merged with and into the Company with the Company being the surviving corporation (the “Merger”); and be it
     FURTHER RESOLVED, that the Bylaws of the Company shall be the Bylaws of the surviving corporation; and be it
     FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and be it
     FURTHER RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company; and be it
     FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and be it
     FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and be it
     FURTHER RESOLVED, that, at the Effective Time, Article I of the Composite Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:
FIRST: The name of the corporation (hereinafter called the “Corporation”) is Entertainment Distribution Company, Inc.; and be it
     FURTHER RESOLVED, that each officer of the Company is hereby authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware; and be it
     FURTHER RESOLVED, that in connection with changing the Company’s name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and be it
     FURTHER RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Company’s name change; and be it
     FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company’s name; and be it
     FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Company is qualified, if such officer determines it is necessary or desirable for the Company to use an alternate name, fictitious name, assumed name or other name; and be it
     FURTHER RESOLVED, that, effective immediately following the Effective Time, the By-laws of the Company shall be amended by deleting the name “Glenayre Technologies, Inc.” from the Heading thereof and substituting therefor the name “Entertainment Distribution Company, Inc.”; and be it
     FURTHER RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ Global Market and if such officer determines it required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company’s name; and be it
     FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and be it
     FURTHER RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.
Fourth. The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be “Entertainment Distribution Company, Inc.”
Fifth. The Composite Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:
FIRST: The name of the corporation (hereinafter called the “Corporation”) is Entertainment Distribution Company, Inc.

In witness whereof, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 10th day of May, 2007.

GLENAYRE TECHNOLOGIES, INC.
By:	/s/ Matthew K. Behrent
	Name:	Matthew K. Behrent
	Title:	Senior Vice President and Chief Acquisitions Officer